UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2021 (February 15, 2021)

Commission File No. 001-36230

TRIBUNE PUBLISHING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	38-3919441
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

160 N. Stetson Avenue, Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

(312) 222-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TPCO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 16, 2021, Tribune Publishing Company, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Tribune Enterprises, LLC, a Delaware limited liability company (“Parent”), Tribune Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which Merger Sub will merge (the “Merger”) with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Surviving Corporation”).

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Company common stock, par value $0.01 per share (“Company Common Stock”) (other than shares of Company Common Stock held by the Company as treasury stock or by Parent or any of its affiliates or associates) issued and outstanding immediately prior to the Effective Time (other than dissenting shares) will be converted into the right to receive $17.25 in cash, without interest (the “Merger Consideration”).

The consummation of the Merger (the “Closing”) is subject to certain customary mutual conditions, including (i) the approval of the Company’s stockholders holding two-thirds of the outstanding shares of Company Common Stock not owned by Parent and its affiliates or associates, (ii) the expiration or termination of any waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and (iii) the absence of any order of any U.S. court that prohibits, renders illegal or permanently enjoins the consummation of the Merger. The obligation of each party to consummate the Merger is also conditioned upon (i) the accuracy of the representations and warranties of the other party as of the date of the Merger Agreement and as of the Closing (subject to customary materiality qualifiers), (ii) compliance by the other party in all material respects with its pre-Closing obligations under the Merger Agreement and (iii) in Parent’s case, the absence of a material adverse effect with respect to the Company.

The Company and Parent have each made customary representations, warranties and covenants in the Merger Agreement. Subject to certain exceptions, the Company has agreed, among other things, to covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the consummation of the Merger. The parties have also agreed to use their respective reasonable best efforts to obtain governmental and regulatory approvals. In addition, subject to certain exceptions, the Company has agreed to covenants relating to (i) the submission of the Merger Agreement to the Company’s stockholders at a special meeting thereof for approval, (ii) the recommendation by the board of directors of the Company in favor of the adoption by the Company’s stockholders of the Merger Agreement and (iii) non-solicitation obligations of the Company relating to alternative acquisition proposals.

Either the Company or Parent may terminate the Merger Agreement if (i) Parent, Merger Sub and the Company agree by mutual written consent to do so, (ii) the Merger has not been consummated on or before December 31, 2021 (the “End Date”), (iii) any court has issued an order permanently restraining, enjoining or otherwise prohibiting the Merger and such order or other action is, or has become, final and non-appealable, (iv) the approval of the Company’s stockholders is not obtained at a meeting of the Company’s stockholders called for the purpose of adopting the Merger Agreement or (v) the other party breaches any representation, warranty or covenant that results in the failure of the related closing condition to be satisfied, subject to a cure period in certain circumstances. In addition, the Company may, under certain circumstances, terminate the Merger Agreement in order for the Company to enter concurrently into a definitive written agreement with respect to an unsolicited superior acquisition proposal, subject to the Company having first complied with certain matching rights and other obligations set forth in the Merger Agreement. Additionally, Parent may, under certain circumstances, terminate the Merger Agreement if (i) the board of directors of the Company changes or adversely modifies its recommendation that the Company’s stockholders vote in favor of adopting the Merger Agreement or (ii) the Company materially breaches its non-solicitation obligations and such breach results in an alternative transaction proposal.

If the Merger Agreement is terminated (i) by the Company in order for the Company to enter into a definitive written agreement with respect to an unsolicited superior acquisition proposal, (ii) by Parent because (a) the board of directors of the Company changes or adversely modifies its recommendation that the Company’s stockholders vote in favor of adopting the Merger Agreement or (b) the Company materially breaches its non-solicitation obligations and such breach results in an alternative transaction proposal, or (iii) by (x) either party because the Merger was not consummated on or before the End Date (as it may be extended) or approval of the Company’s stockholders was not obtained or (y) by Parent if the Company commits a breach of any representation, warranty or covenant that results in the failure of the related closing condition to be satisfied (subject to a cure period in certain circumstances), but only if, in the case of this clause (iii), an alternative acquisition proposal was previously made and, within 12 months after termination of the Merger Agreement, the Company enters into an agreement for an alternative transaction or an acquisition transaction is consummated, then, in each case, the Company will be obligated to pay to Parent a one-time fee equal to $20 million in cash.

If the Merger Agreement is terminated by the Company (i) if Parent breaches any representation, warranty or covenant that results in the failure of the related closing condition to be satisfied, subject to a cure period in certain circumstances or (ii) if the conditions to Parent’s obligations to consummate the Merger are satisfied or waived, and Parent does not consummate the Merger when required by the Merger Agreement, then Parent will be obligated to pay to the Company a one-time liquidated damages amount equal to $50 million in cash.

Pursuant to the Merger Agreement, Parent agreed to vote all of its shares of Company Common Stock (representing, based on Parent’s representations to the Company set forth in the Merger Agreement, approximately 31.6% of the issued and outstanding shares of Company Common Stock) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, so long as the board of directors of the Company has not changed or adversely modified its recommendation in favor of the Merger Agreement.  The Merger Agreement also prohibits Parent from transferring any of its shares of Company Common Stock, subject to certain exceptions.

Alden Global Opportunities Master Fund, L.P. and Alden Global Value Recovery Master Fund, L.P. (each, a “Guarantor”) have entered into a Limited Guarantee dated February 16, 2021 (the “Limited Guarantee”) with the Company to guarantee Parent’s obligation to pay the liquidated damages amount to the Company and certain other specified payments to the Company, subject to the terms and obligations set forth in the Limited Guarantee.

The Guarantors have also entered into an equity commitment letter dated as of February 16, 2021 (the “Equity Commitment Letter”) with Parent pursuant to which the Guarantors have made an equity commitment of $375 million to Parent to fund the payment of the aggregate Merger Consideration. The Company is a third-party beneficiary of the Equity Commitment Letter and has the right to specifically enforce the Guarantors’ obligations thereunder, if the conditions to Parent’s obligations to consummate the Merger are satisfied or waived, and the Merger is consummated substantially simultaneously.

The Merger Agreement and the Limited Guarantee have been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or any of their respective subsidiaries or affiliates or to modify or supplement any factual disclosures about the Company or Parent included in their public reports filed with the SEC. The representations, warranties and covenants contained in each of the Merger Agreement and the Limited Guarantee were made only for purposes of the Merger Agreement and the Limited Guarantee and, as of specific dates, were solely for the benefit of the parties to the Merger Agreement and the Limited Guarantee, as applicable, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement and the Limited Guarantee, as applicable, instead of establishing these matters as facts, and may be subject to standards of materiality that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries or affiliates.

The foregoing description of the Merger Agreement and the Limited Guarantee and the transactions contemplated thereby, including the Merger, does not purport to be complete and is qualified in its entirety by reference to the actual Merger Agreement and the Limited Guarantee, as applicable. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the Limited Guarantee is attached as Exhibit 2.2.

The Company Rights Plan Amendment

On February 16, 2021 in connection with the transactions contemplated by the Merger Agreement, the Company entered into an Amendment No. 1 (the “Company Rights Plan Amendment”) to the Rights Agreement (the “Company Rights Plan”) dated as of July 28, 2020 by and between the Company and Computershare Trust Company, N.A., a federally chartered trust company. The Company Rights Plan Amendment provides, among other things, that (i) neither the approval, execution, delivery or performance of the Merger Agreement or the other contracts or instruments related thereto, nor the announcement or the consummation of the Merger, will (a) cause the Rights (as defined in the Company Rights Plan) to become exercisable, (b) cause Parent, Merger Sub or any of their Affiliates (as defined in the Company Rights Plan) or Associates (as defined in the Company Rights Plan) to become an Acquiring Person (as defined in the Company Rights Pan) or (c) give rise to a Stock Acquisition Date (as defined in the Company Rights Plan), Distribution Date (as defined in the Company Rights Plan) or Section 9(a)(ii) Event (as defined in the Company Rights Plan), (ii) the Company Rights will expire in their entirety, and the Company Rights Plan will terminate, immediately prior to the Effective Time (but only if the Effective Time occurs) without any consideration payable therefor or in respect thereof, and (iii) the “Acting in Concert” (as defined in the Company Rights Plan) provisions of the Company Rights Plan will be removed.

The foregoing description of the Company Rights Plan Amendment, the transactions contemplated thereby, and the Company Rights Plan does not purport to be complete and is qualified in its entirety by reference to (i) the actual Company Rights Plan Amendment, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference, and (ii) the actual Company Rights Plan, a copy of which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 28, 2020 and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The foregoing discussion of the Company Rights Plan Amendment under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Executive Employment Agreement

On February 15, 2021, the Company entered into an amendment (the “Amendment”) to the Executive Employment Agreement between the Company and Terry Jimenez, the Company’s Chief Executive Officer and President, dated March 13, 2018 (the “Executive Employment Agreement”). The Amendment provides that (i) Mr. Jimenez’s “Employment Term” (as defined in the Executive Employment Agreement) will be automatically extended indefinitely on April 3, 2021, (ii) on a termination of Mr. Jimenez’s employment with the Company by the Company without “Cause” (as defined in the Executive Employment Agreement), the Company must provide Mr. Jimenez with 45 days’ prior written notice of such termination of employment and (iii) in the event that Mr. Jimenez’s employment with the Company is terminated by the Company without “Cause” or by Mr. Jimenez for “Good Reason” (as defined in the Executive Employment Agreement), Mr. Jimenez will be entitled to an amount of his annual cash performance bonus based on the actual adjusted EBITDA performance of the Company with respect to the fiscal year of Mr. Jimenez’s termination of employment through such termination date, pro-rated based on the number of days in such fiscal year elapsed through the termination date.

The foregoing description of the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment. A copy of the Amendment will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2021.

Item 8.01 Other Events.

On February 16, 2021 the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press released is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Important Information For Investors And Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed transaction between the Company and Parent. In connection with this proposed transaction, the Company will file one or more proxy statements or other documents with the Securities and Exchange Commission (the “SEC”). In addition, the Company and certain other participants in the proposed transaction will prepare and file a Schedule 13E-3 transaction statement that will include the proxy statement and may file or furnish other documents with the SEC regarding the proposed transaction. This communication is not a substitute for any proxy statement, the Schedule 13E-3 transaction statement or other document the Company and certain other participants may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 TRANSACTION STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of the Company as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at https://investor.tribpub.com or by contacting the Company’s primary investor relation’s contact by email at abullis@tribpub.com or by phone at 312-222-2102.

Participants in Solicitation

The Company, Parent, their respective directors and certain of their respective executive officers may, under SEC rules, be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement and Schedule 13E-3 transaction statement relating to the proposed transaction when it is filed with the SEC. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the fiscal year ended December 29, 2019, which was filed with the SEC on March 11, 2020, its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 7, 2020, certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports filed on Form 8-K.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement, the Schedule 13E-3 transaction statement and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

This communication includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “may,” “will,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements involve many risks and uncertainties about the Company and Parent that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, failure to obtain the required vote of the Company’s stockholders; the timing to consummate the proposed transaction; the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of the Company; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers. These forward-looking statements speak only as of the date of this communication, and the Company expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of the Company, including the most recent Forms 10-K and 10-Q as well as the Schedule 13E-3 transaction statement and proxy statement to be filed in connection with the proposed transaction for additional information about the Company and about the risks and uncertainties related to the business of the Company which may affect the statements made in this presentation.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among Tribune Enterprises, LLC, Tribune Merger Sub, Inc., and Tribune Publishing Company, dated as of February 16, 2021.*

2.2	Limited Guarantee by Alden Global Opportunities Master Fund, L.P. and Alden Global Value Recovery Master Fund, L.P. in favor of Tribune Publishing Company, dated as of February 16, 2021.

4.1	Amendment No. 1 to Rights Agreement by and between Tribune Publishing Company and Computershare Trust Company, N.A., dated as of February 16, 2021.

99.1	Joint Press Release of Tribune Publishing Company, dated as of February 16, 2021.

* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Tribune Publishing Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2021

Tribune Publishing Company

By:	/s/ Terry Jimenez
	Name:	Terry Jimenez
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among Tribune Enterprises, LLC, Tribune Merger Sub, Inc., and Tribune Publishing Company, dated as of February 16, 2021.*
2.2	Limited Guarantee by Alden Global Opportunities Master Fund, L.P. and Alden Global Value Recovery Master Fund, L.P. in favor of Tribune Publishing Company, dated as of February 16, 2021.
4.1	Amendment No. 1 to Rights Agreement by and between Tribune Publishing Company and Computershare Trust Company, N.A., dated as of February 16, 2021.
99.1	Joint Press Release of Tribune Publishing Company, dated as of February 16, 2021.

* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.